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                                                                  Exhibit 10.28



                                PROMISSORY NOTE

$200,000.00                                                   February 13, 2001



         FOR VALUE RECEIVED, James Green, an individual ("Borrower"), hereby promises to pay to the order of DIGITAL LIGHTWAVE, INC. (the "Lender"), the principal sum of Two Hundred Thousand and 00/100 Dollars ($200,000.00).

         Borrower further promises to pay interest on the outstanding principal amount of this Promissory Note (the "Note") from the date hereof until maturity, in arrears, on demand at a rate per annum equal at all times to the lesser of (i) the Prime Rate (as defined below) then in effect plus 1.00% or
(ii) the Highest Lawful Rate (as defined below). All computations of interest shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. As used herein, "Prime Rate" means the rate of interest identified from time to time as the Prime Rate in The Wall Street Journal (Western edition). As used herein, "Highest Lawful Rate" means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by the Lender in connection with this Note under applicable law.

         The full amount of unpaid principal and interest hereunder shall be payable on demand by Lender or, if earlier, on the date of termination of Borrower's employment with the Lender (whether voluntarily by Borrower or upon Lender's termination of such employment for any reason whatsoever).

         All payments on account of principal and interest shall be made in lawful money of the United States of America at 15550 Lightwave Drive, Clearwater, Florida 33760, or at such other place as the Lender hereof may from time to time designate in writing to the Borrower.

         All obligations under the Note are secured by, and Borrower hereby pledges to the Lender to secure such obligations, all of Borrower's right, title and interest now or hereafter arising in and to (i) all shares of the capital stock of the Lender from time to time held by Borrower at any time prior to the payment in full of all obligations under this Note (the "Stock Collateral") and (ii) all cash bonus amounts from time to time payable by the Lender to Borrower in connection with Borrower's employment with the Lender (such amounts, the "Bonus Receivables").

         Borrower agrees, until payment in full of the Note together with interest accrued thereon, to deliver or cause to be delivered to the Lender all certificates evidencing any of the Stock Collateral, to be held by the Lender in order to perfect the security interest for the Stock Collateral granted hereunder. Borrower also authorizes the Lender to retain possession, upon issuance of any capital stock for Borrower's benefit, of all certificates evidencing any such stock, for the further purpose of effecting perfection of the security interest granted hereunder.

         Borrower agrees from time to time to execute and deliver all such documents and to take all such actions as Lender may reasonably request in order to perfect or protect Lender's



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security interest provided for herein, or
to facilitate Lender's exercise of its rights and remedies hereunder.

         One hundred percent of the proceeds of any sale of any of the Stock Collateral commencing on October 13, 2001, shall be applied upon such sale towards prepayment of the outstanding principal amount of the Note, together with accrued interest on the amount of principal so prepaid. Upon payment by the Lender at any time of any of the Bonus Receivable, fifty percent of any such payment, upon payment thereof, shall be applied towards prepayment of the outstanding principal amount of the Note, together with accrued interest on the amount of principal so prepaid.

         Borrower agrees that upon any default of Borrower's obligations hereunder, the Lender shall be entitled to set-off payment of any Bonus Receivable due Borrower by Lender against any outstanding obligations of Borrower under the Note. The Borrower further agrees that upon any default of Borrower's obligations hereunder, the Lender shall be entitled to exercise with respect of the Stock Collateral and the Bonus Receivable pledged hereunder all rights of a secured creditor under the Uniform Commercial Code and all such rights as the Lender shall otherwise have under applicable law.

         Borrower agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including, without limitation, reasonable attorneys' fees and legal expenses incurred by the Lender of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by declaration or otherwise. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

         Subject to applicable law, the Borrower hereby expressly waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest, and any other formality in connection with the collection of any amounts payable hereunder.

                                          JAMES GREEN


                                          /s/ James Green
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